THIS NOTE IS SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH, AND AVAILABLE FROM, THE SECRETARY OF HANDHELD ENTERTAINMENT, INC.

THIS NOTE, THE WARRANTS ISSUABLE PURSUANT TO THE TERMS OF THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THIS NOTE AND ANY SUCH WARRANTS OR OTHER SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

HANDHELD ENTERTAINMENT, INC.

No. __

8% Note due 2007

$[___________]

June 27, 2007

Handheld Entertainment, Inc., a Delaware corporation, (the “Company”), for value received, hereby promises to pay to ______________ (the “Holder” or “Registered Holder”), or registered assigns, the principal sum set forth above, with accrued but unpaid interest thereon at a rate equal to eight percent (8%) per annum, on the Maturity Date. Payment shall be made at such place as designated by the Company upon surrender of this Note (as defined below), and shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. This Note is one of a duly authorized issue of up to $3,000,000 aggregate principal amount of Handheld Entertainment, Inc. 8% Notes due 2007 (individually a “Note” and collectively the “Notes”). Certain capitalized terms used herein are defined in Section 7.

SECTION 1.	Interest.

The Company will pay interest in arrears on the Maturity Date. Interest on this Note will accrue daily at a rate of eight percent (8%) per annum from the date of its issuance set forth above and shall be compounded annually.

SECTION 2.	Prepayment; Extension.

(a) Upon prior written notice to the Holder (a “Prepayment Notice”), this Note (including interest accrued on the principal hereof) may be prepaid by the Company, at any time, in whole or in part, which prepayment shall be, except as expressly provided in this Section 2, without penalty or premium (a “Prepayment”). Prepayments shall be applied first to accrued and unpaid interest on this Note, then to the unpaid principal amount of this Note. If the Company Prepays any Notes, in whole or in part, then it must Prepay all of the Notes on a pro rata basis.

(b) Each Prepayment Notice shall set forth: (i) the date fixed for prepayment (the “Redemption Date”), which must be at least five (5) days after the date of the Prepayment Notice; and (ii) the amount of accrued and unpaid interest, as of the Redemption Date, per $1,000 principal amount of Notes to be prepaid pursuant to the Prepayment Notice

(c) Upon any Prepayment, the Company shall issue to each Holder common stock purchase warrants (“Penalty Warrants”) in the form attached hereto as Exhibit B, representing the right to purchase at issuance a number of shares of common stock of the Company equal to thirty-five percent (35%) of the principal amount of the Notes held by such Holder that are redeemed, at an exercise price of $1.90 per share (subject to adjustment pursuant to the terms of the Penalty Warrants). For purposes of this Section 2(c), any Subsequent Offering Exchange or Subsequent Offering Prepayment (as such terms are defined in Section 5) shall be deemed a “Prepayment,” however, the Company’s exercise of the Exchange Option (as defined below) shall not be deemed a “Prepayment.”

(d) The Company has the right (the “Exchange Option”) to require the Holder to exchange this Note for (i) an 8% Note due June 27, 2008 of the Company (“Exchange Notes”) in the form attached hereto as Exhibit A, in principal amount equal to the principal and accrued interest outstanding on the Note that is exchanged therefor, and (ii) Penalty Warrants representing the right to purchase, at an initial exercise price of $1.90 per share, seven (7) shares of common stock of the Company (subject to adjustment pursuant to the terms of the Penalty Warrants) for each twenty dollars ($20.00) of principal amount of the Notes held by such Holder that are being exchanged for Exchange Notes pursuant to the Company’s exercise of the Exchange Option. The Company may exercise the Exchange Option by providing the Holder with at least five (5) days prior written notice that states the date as of which the exchange is to occur and that calculates the accrued interest per $1,000 principal amount of Notes through such date.

SECTION 3.	Events of Default Defined.

The following shall each constitute an “Event of Default” hereunder:

(a) the failure of the Company to make any payment of principal of or interest on this Note when due;

(b) the Company shall, (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable to, or admit in writing its inability, pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

(c) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement;

(d) any representation, warranty or certification made herein or pursuant hereto (or in any modification or supplement hereto) or under the Subscription Agreement by the Company was not true or correct in any material respect when made;

(e) the Company shall default in the performance of any of its obligations under, or shall otherwise breach, any covenant in any agreement or instrument for borrowed money in an aggregate amount in excess of $500,000, the effect of which causes or permits any holder or holders of such agreement or instrument to cause such borrowed money to be declared due and payable prior to its stated maturity and such holder or holders in fact declare such money due and payable; and

(f) one or more judgments for the payment of money in any aggregate amount in excess of $500,000 (to the extent not covered by insurance) shall be rendered against the Company and the same shall remain undischarged for a period of 90 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company to enforce such judgment.

SECTION 4.	Remedies upon Event of Default.

(a) If an Event of Default occurs and is continuing for a period of 15 or more consecutive days, the holder or holders of Notes constituting a majority of the principal amount of Notes then outstanding (the “Majority Noteholders”), by notice to the Company, may declare the unpaid principal of and accrued interest on all the Notes then outstanding to be due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived (an “Acceleration”). Upon any such declaration, such principal and accrued interest shall be due and payable immediately. Majority Noteholders may rescind an Acceleration and its consequences; provided, however, that no such rescission shall affect any subsequent Default or impair any right consequent thereto.

(b) Majority Noteholders may waive an existing Default or Event of Default and its consequences. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

(c) To the extent permitted by law, the remedies provided herein shall be exclusive of any other remedies now or hereafter existing at law or in equity or by statute or otherwise.

(d) In any suit for the enforcement of any right or remedy under this Note or the Subscription Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

SECTION 5. Participation in Qualified Offering.

If the Company enters into any private placement of equity securities or securities convertible into equity securities while this Note is outstanding (a “Subsequent Offering”), then the Company shall provide the Holder with notice (a “Subsequent Offering Notice”) describing in reasonable detail the terms and pricing of such Subsequent Offering.

(a) The Holder shall have thirty (30) days from the date of the Subsequent Offering Notice in which to provide the Company with irrevocable notice (a “Re-Start Notice”) of Holder’s election to participate in such Subsequent Offering on the same terms and conditions as the other investors therein, except that, in lieu of paying a cash purchase price in the Subsequent Offering, the Holder shall exchange this Note (a “Subsequent Offering Exchange”) for such securities as may be purchased in the Subsequent Offering for a purchase price equal to the principal and accrued interest on this Note as of the date of the Re-Start Notice.

(b) If any Subsequent Offering raises gross proceeds in excess of $5,000,000, then the Company shall promptly provide to each Holder who did not elect to participate in such Subsequent Offering pursuant to Section 5(a) a notice (a “Pay-Off Notice”) stating the amount of gross proceeds raised in such Subsequent Offering and describing the Holder’s rights pursuant to Section 5(c).

(c) The Holder shall have up to thirty (30) days from the date of the Pay-Off Notice in which to provide the Company with irrevocable notice (a “Redemption Notice”) of Holder’s election to have the entire principal and accrued interest on such Holder’s Note prepaid (a “Subsequent Offering Prepayment”) in accordance with Section 2. The Company shall prepay any Note with respect to which a Redemption Notice is given on the date that is five (5) business days after the date of such Redemption Notice (which shall be the “Redemption Date” for purposes of Section 2).

SECTION 6. Lost, Mutilated, etc. Note.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity or bond reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this Note in lieu of which such new Note is made and delivered.

SECTION 7.	Certain Definitions.

(a) “Maturity Date” means July 31, 2007.

(b) “Registered Holder,” with respect to any Note, shall mean the holder of record thereof.

(c) “Subscription Agreement” means the subscription agreement, of even date herewith, between the Company and the Holder.

(d) “Securities Act” means the United Stated Securities Act of 1933, as amended.

SECTION 8.	Miscellaneous.

(a) This Note may be amended only by mutual written agreement of the Company and the Holder or, if such amendment shall apply to all outstanding Notes, with the written consent of the Company and the Majority Holders. Furthermore, the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, if the Company has obtained the written consent or waiver of the Holder or, if such consent or waiver shall apply to all outstanding Notes, the Majority Holders. Any amendments approved in compliance with this Section 9 shall bind the Holder’s successors and assigns.

(b) Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding the body of law relating to conflict of laws. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law.

(c) Interpretation. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

(d) Successors and Assigns. Subject to the restrictions on transfer contained herein, this Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and registered assigns.

(e) Assignment by the Holder. This Note and any of the rights, interests or obligations hereunder, may be assigned at any time in whole or in part by the Holder, without the consent of the Company, if the transferee is an “accredited investor” as defined in Regulation D under the Securities Act and agrees to be bound by all of the provisions of the Note and the Subscription Agreement, including without limitation, making representations and warranties identical to those of the Holder contained in such documents but with respect to such transferee and as of the date of such transfer.

(f) Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.

(g) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in New York shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

(h) Subscription Agreement. This Note is subject to the terms contained in the Subscription Agreement and the registered Holder of this Note is entitled to the benefits of such Subscription Agreement to the extent provided therein. Each Holder, by such Holder’s acceptance of this Note, agrees to be bound by the terms of the Subscription Agreement.

[Signature page follows immediately]

IN WITNESS WHEREOF, this 8% Note due 2007 has been executed and delivered on the date first above written by the duly authorized representative of the Company.

HANDHELD ENTERTAINMENT, INC.

By:
Name:
Title: